UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2006
TransCommunity Financial Corporation
(Exact name of registrant as specified in its charter)
Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4235 INNSLAKE DR - GLEN ALLEN, VA 23060
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (804) 934-9999

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 11, 2006, Bank of Rockbridge (the "Bank"), a wholly-owned subsidiary of TransCommunity Financial Corporation (the "Company"), opened for business and commenced its operations.  The Bank's initial office is in Lexington in Rockbridge County, Virginia.

The Bank is a state-chartered commercial bank and is subject to regulation, supervision and examination by the Virginia State Corporation Commission's Bureau of Financial Institutions.  It is also subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System.

The Company contributed $8.0 million to the Bank on December 11, 2006 to capitalize the Bank prior to its opening.  The Bank is the Company's fourth banking subsidiary.

A copy of the Company's December 12, 2006 press release with respect to the opening of the Bank is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(d)

Exhibits
EX-99.1	Press release dated December 12, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2006	By:	/s/ Bruce B. Nolte
Bruce B. Nolte President & Chief Executive Officer